Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated August 28, 2025, with respect to the consolidated financial statements included in the Transition Report of Bloomia Holdings, Inc. (formerly known as Lendway, Inc.) on the Form 10-KT for the six-month period ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Boulay PLLP

Minneapolis, Minnesota
February 13, 2026